[Safeco Logo]                                   Safeco Life Insurance Company
                                                PO Box 3882
                                                Seattle, WA 98124-3882

                       Earnings Enhancement Benefit Rider


This rider is a part of the Contract to which it is attached and is effective upon issuance. In the case of a conflict with any provision in the Contract, the terms of this rider will control. Once this rider has been selected, it cannot be revoked.

If the age of any Owner has been misstated so that the Owner would not have been eligible to purchase this benefit, this rider will be rescinded.

When the Contract switches from the Accumulation Phase to the Income Phase, the benefit will be terminated and the charge will no longer be assessed.

When a spouse continues the Contract after the death of an Owner, the effects are as follows:
o If the spouse continues the Contract after the death of the sole Owner or older joint Owner, the benefit is terminated and the charge will no longer be assessed.
o If the spouse was the older joint Owner and continues the Contract after the death of the younger joint Owner, the benefit remains in effect and the charge will continue to be assessed.


Under "DEATH BENEFIT PROVISIONS - DEATH OF OWNER Prior to the Annuity Date", "Earnings Enhancement Benefit" is added to the Contract:

     Earnings Enhancement Benefit       The earnings
                                        enhancement benefit is payable upon the
                                        sole Owner's or older joint Owner's
                                        death and will be added to the death
                                        benefit that is described in the
                                        Contract under "DEATH BENEFIT
                                        PROVISIONS".

     Definitions                        Net Purchase Payments:  Total Purchase
                                        Payments received prior to the date of
                                        death, less withdrawals and charges.
                                        Withdrawals and charges are considered
                                        to come from earnings first.

                                        Adjusted Net Purchase Payments: Net
                                        Purchase Payments less Purchase Payments received in the 12 months prior to the date of death (other than the initial Purchase Payment if death occurs in the first Contract Year).

     Calculation of Benefit             The earnings enhancement benefit will
                                        be determined on the earlier of:
                                        o    the date we receive proof of death
                                             and the first election of how to
                                             take the death benefit payment; or
                                        o    six months from the date of death.

                                             If we receive due proof of death
                                             and the first death benefit payment
                                             election within 6 months of the
                                             date of death: Any earnings
                                             enhancement benefit payment will be
                                             allocated to the investment options
                                             in the same proportion that
                                             Purchase Payments were last
                                             allocated. Thereafter, the contract
                                             value will be subject to investment
                                             performance and applicable charges
                                             until the date the death benefit is
                                             paid.



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                                             If we receive due proof of death
                                             and the first death benefit payment
                                             election more than 6 months after
                                             the date of death: Any earnings
                                             enhancement benefit will be
                                             calculated on the 6-month
                                             anniversary of the date of death.
                                             The earnings enhancement benefit
                                             will be credited with interest at
                                             the prevailing money market rates
                                             from the 6-month anniversary until
                                             the date we receive the required
                                             information. At that time we will
                                             allocate the earnings enhancement
                                             benefit, with the credited
                                             interest, to the investment options
                                             in the same proportion that
                                             Purchase Payments were last
                                             allocated. Thereafter, the contract
                                             value will be subject to investment
                                             performance and applicable charges
                                             until the date the death benefit is
                                             paid.

                                        The earnings enhancement benefit is
                                        calculated as follows:
                                        o    If the older Owner was less than 70
                                             years of age on the contract date,
                                             the earnings enhancement benefit is
                                             equal to 40% of the earnings
                                             remaining in the Contract, as
                                             explained below.
                                        o    If the older Owner was at least 70
                                             years of age but less than 76 years
                                             of age on the contract date, the
                                             earnings enhancement benefit is
                                             equal to 25% of the earnings
                                             remaining in the Contract, as
                                             explained below.

                                        For purposes of this benefit, we define
                                        "earnings" as the amount by which the
                                        contract value exceeds the Net Purchase
                                        Payments. If any Purchase Payments came
                                        from another insurance policy or annuity contract, when we calculate earnings we do not include any gain accrued while the money was invested in the other policy or contract. Earnings also do not include the stepped-up portion of the death benefit that results if the minimum guaranteed death benefit exceeds the contract value. If any portion of the contract value is allocated to the Guaranteed Interest Period Fixed Account Option, the earnings enhancement benefit is calculated on the earnings in the Contract before the contract value is adjusted for any MVA.

                                        The maximum amount of earnings on which
                                        we will calculate the benefit is limited to 250% of the Adjusted Net Purchase Payments. Withdrawals and charges are considered to come from earnings first. If the Net Purchase Payments equal or exceed the contract value, the earnings enhancement benefit will be zero.


Under "DEATH BENEFIT PROVISIONS - DEATH OF OWNER Prior to the Annuity Date", "Limitation on Death Benefit" is amended to read as follows:

     Limitation on Death Benefit        At most, one minimum
                                        guaranteed death benefit and one
                                        earnings enhancement benefit will be
                                        paid during the life of the Contract. In addition, the maximum amount that we will add to the contract value is limited to $1 million. This limitation applies to the combination of:
                                        o    any amount added to the contract
                                             value so that the contract value
                                             equals the minimum guaranteed death
                                             benefit; and
                                        o    any earnings enhancement benefit.
                                        All subsequently issued contracts will
                                        be aggregated for this limitation if
                                        your death triggers payment of a death
                                        benefit under such contracts.
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Under "CHARGES - INSURANCE CHARGES", "Earnings Enhancement Benefit Rider Charge"
is added to the Contract:

     Earnings Enhancement          The earnings enhancement benefit rider charge
     Benefit Rider Charge          is equal on an annual basis to [0.15%] of the
                                   average dail net assets of each Portfolio and the Fixed Account.


All other terms and conditions of the Contract remain unchanged.


                                                Safeco Life Insurance Company


                                                C.B. Mead
                                                Sr. Vice President and Secretary